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                       AGREEMENT RESPECTING VESTING OF RIGHTS


          THIS AGREEMENT RESPECTING VESTING OF RIGHTS ("Agreement") is entered into effective as of ___________________, 199_, by and between KREG-OC, INC., a Delaware corporation, or any successor entity who is the employer of Employee (as hereafter defined) ("KREG"), KREG-OC, L.P., a California limited partnership (the "Partnership") and _____________________, an individual ("Employee").


                                  R E C I T A L S :

          A.   Employee is an employee of KREG.

          B. Employee has acquired a limited partnership interest in the Partnership. The Partnership was formed pursuant to, and is governed by, that certain Agreement of Limited Partnership of KREG-OC, L.P., as amended from time to time (the "Partnership Agreement"). The Partnership was formed for the purpose of acquiring, developing, owning, managing, operating, holding for investment, selling and otherwise realizing the economic benefits of, real property and/or interests in general partnerships, limited partnerships, corporations and/or any other entities holding interest in real property (collectively, the "Project Interests" and individually, a "Project Interest"). Employee as a limited partner in the Partnership has, and may hereafter acquire, percentage interest(s) in the profits, losses and cash distributions of the Partnership related to one (1) or more of the Project Interests (collectively, the "Project Percentages" and individually, a "Project Percentage").

          C. Some of the Project Interests (collectively, the "Single-Phase Development Project Interests" and individually, a "Single Phase Development Project Interest") are single-phase development projects so that the development of the real property will occur in one Phase (as hereinafter defined). Other Project Interests (collectively, the "Multi-Phase Project Interests" and individually, a "Multi-Phase Project Interest") are multi-phase projects so that the development or land sales of the real property will occur in two or more phases, although in certain instances an entity in which the Partnership holds a Multi-Phase Project Interest or the Partnership, where the Multi-Phase Project Interest held by the Partnership is a direct interest in the real property, may transfer Phase(s) to a separate and distinct entity(ies) (a "Spin-Out Entity") in which the Partnership holds an ownership interest (collectively, the "Spin-Out Project Interests" and individually, a "Spin-Out Project Interest"). Any real property which is originally a part of a Multi-Phase Project Interest and is not transferred to a Spin-Out Entity shall be considered as part of a Multi-Phase Project Interest even if only one Phase of development or sale remains. For purposes of this Agreement, the term "Phase" shall mean (i) a building or buildings (together with the underlying fee or leasehold) designed to be constructed in a continuous time period as determined by the Executive Committee in its sole and absolute discretion with respect to Multi-Phase Project Interests the purpose of which is the development of improved real property and
(ii) separate legal parcels designed to be subdivided and sold in a continuous time period as

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determined by the Executive Committee in its sole and absolute discretion with respect to Multi-Phase Project Interests the purpose of which is the sale of unimproved (other than infrastructure improvements) real property.

          D. Other Project Interests are real property improved with a building or buildings, or entities holding such improved real property, acquired for the purpose of holding such improved real property for investment and/or selling such improved real property, which may include rehabilitation of such improved real property (the "Acquisition Project Interests").

          E. KREG and Employee desire to formalize their Agreement with respect to the vesting of Employee's rights in Employee's Project Percentages.

          NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

          1. VESTING OF EMPLOYEE'S PROJECT PERCENTAGE IN SINGLE-PHASE DEVELOPMENT PROJECT INTERESTS. If Employee is hereafter granted a Project Percentage in a Single-Phase Development Project Interest and Employee's employment with KREG is terminated for any reason, with or without cause, during the first five (5) years following Employee's acquisition of such Project Percentage, then Employee's vested percentage interest in such Project Percentage shall be equal to the product of such Project Percentage multiplied by the fraction, the numerator of which is the number of full calendar months that Employee was employed by KREG during such five (5) year period and the denominator of which is sixty (60); provided, however, notwithstanding the foregoing, Employee shall be one hundred percent (100%) vested in such Project Percentage from and after the date the real property owned by the entity in which the Partnership holds such Single Phase Development Project Interest or owned by the Partnership, where such Single Phase Development Project Interest is a direct interest in the real property, is eighty-five percent (85%) or more occupied by rent-paying tenants pursuant to executed tenancy agreements.

          2. VESTING OF EMPLOYEE'S PROJECT PERCENTAGE IN ACQUISITION PROJECT INTERESTS. If Employee is hereafter granted a Project Percentage in an Acquisition Project Interest and Employee's employment with KREG is terminated for any reason, with or without cause, during the first two (2) years following Employee's acquisition of such Project Percentage, then Employee's vested percentage interest in such Project Percentage shall be equal to the product of such Project Percentage multiplied by the fraction, the numerator of which is the number of full calendar months that Employee was employed by KREG during such two (2) year period and the denominator of which is twenty-four (24); provided, however, notwithstanding the foregoing, Employee shall be one hundred percent (100%) vested in such Project Percentage from and after the date the real property owned by the entity in which the Partnership holds such Acquisition Project Interest or owned by the Partnership, where such Acquisition Project Interest is a direct interest in the real property, is eighty-five percent (85%) or more occupied by rent-paying tenants pursuant to executed tenancy agreements.

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          3.   VESTING OF EMPLOYEE'S PROJECT PERCENTAGE IN MULTI-PHASE PROJECT
INTERESTS AND SPIN-OUT PROJECT INTERESTS. If Employee is hereafter granted a Project Percentage in a Multi-Phase Project Interest, such Project Percentage, or Employee's Project Percentage in a Spin-Out Project Interest held by the Partnership in a Spin-Out Entity to which a Phase may be transferred, shall vest as provided below:

               (a) If Employee's employment with KREG is terminated for any reason, with or without cause, and, as of the date of such termination, construction of a building on a Phase of real property comprising part of such Multi-Phase Project Interest has not commenced, then Employee's vested percentage interest in Employee's Project Percentage in such Multi-Phase Project Interest as it relates to such Phase shall be equal to one-half (1/2) of the product of such Project Percentage multiplied by the fraction, the numerator of which is the number of full calendar months that Employee was employed by KREG during the five (5) year period commencing with Employee's acquisition of such Project Percentage and the denominator of which is sixty (60).

               (b) If Employee's employment with KREG is terminated for any reason, with or without cause, and, as of the date of such termination, construction of a building on a Phase of real property comprising part of such Multi-Phase Project Interest has commenced, then Employee's vested percentage interest in Employee's Project Percentage in such Multi-Phase Project Interest as it relates to such Phase shall be equal to the sum of
     (i) one-third (1/3) of the product of such Project Percentage multiplied by the fraction, the numerator of which is the number of full calendar months during the period commencing with Employee's acquisition of such Project Percentage and ending on the date of recordation of a construction loan with respect to such building and the denominator of which is sixty (60) plus (ii) the product of such Project Percentage less the percentage interest calculated pursuant to clause (i) of this Paragraph 3(b) multiplied by the fraction, the numerator of which is the number of full calendar months that Employee was employed by KREG during the five (5) year period commencing with the date of recordation of such construction loan and the denominator of which is sixty (60).

               (c) If Employee's employment with KREG is terminated for any reason, with or without cause, and, as of the date of such termination, a Phase of real property originally comprising part of a Multi-Phase Project Interest has been transferred to a Spin-Out Entity, then Employee's vested percentage interest in Employee's Project Percentage in the Partnership's Spin-Out Project Interest in such Spin-Out Entity shall be equal to the sum of (i) one-third (1/3) of the product of such Project Percentage multiplied by the fraction, the numerator of which is the number of full calendar months during the period commencing with Employee's acquisition of Employee's Project Percentage in the Multi-Phase Project Interest of which the Phase transferred to such Spin-Out Entity was originally a part and ending on the date of recordation of the deed conveying title to such Phase to such Spin-Out Entity and the denominator of which is sixty (60) plus
     (ii) the product of such Project Percentage less the percentage interest calculated pursuant to clause (i) of this Paragraph 3(c) multiplied by the fraction, the numerator of which is the number of full calendar months that Employee has been employed by KREG during the

                                       3

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     five (5) year period commencing with the date of recordation of such deed and the denominator of which is sixty (60).

               (d) For purposes of this Paragraph 3, construction of a building on a Phase shall be deemed to have occurred as of the date of receipt of a building permit for the foundation for such building.

          4. TERMINATION OF EMPLOYMENT. In the event Employee's employment with KREG is terminated for any reason, with or without cause, and Employee's Project Percentage for a particular Project Interest has not completely vested, the unvested portion of Employee's Project Percentage for such Project Interest shall automatically terminate and be of no further force or effect. Employee shall execute any and all documentation to effect such termination. To the extent that Employee's Project Percentage is decreased by the operation of this Agreement, the unvested portion of Employee's Project Percentage shall be allocated among the other partners in the Partnership who hold Project Percentages in such Project Interest including, without limitation, KREG, and/or any other employee of KREG, as determined by the Executive CommitteePresident of KREG. For purposes of this Agreement, Employee's employment prior to the effective date of this Agreement with The Koll Company and/or Koll Management Services, Inc. shall be considered as employment with KREG.

          5. OBLIGATION TO RESTORE NEGATIVE CAPITAL ACCOUNT. Nothing set forth in this Agreement shall be deemed to limit, modify or amend Employee's obligation, if any, to restore his negative capital account in the Partnership, which obligation is more particularly set forth in the Partnership Agreement.

          6. NET PROFITS, NET LOSSES AND DISTRIBUTIONS. During Employee's employment with KREG, the net profits, net losses and cash distributions (including, without limitation, the distribution of net operating cash flow or the proceeds from the sale or refinancing of partnership property) for the various Project Interests in which Employee has a Project Percentage shall be allocated and distributed to Employee based on his Project Percentage and without regard to the vesting provisions of Paragraphs 1, 2 and 3 above (but subject to the provisions of that certain Netting Agreement by and between KREG and Employee). However, effective upon the date Employee's employment with KREG is terminated for any reason, with or without cause, the net profits, net losses and cash distributions which shall thereafter be allocated or distributed to Employee shall be based on the vested portion of his Project Percentages as provided in Paragraphs 1, 2 and 3 above.

          7. EXECUTIVE COMMITTEE. The Executive Committee shall be composed of three (3) members, the President of KREG and two (2) KREG corporate officers selected by KREG. Decisions of the Executive Committee shall be made by a majority thereof, each member casting one (1) vote.

          8. PROJECT PERCENTAGES IN OTHER PROJECT INTERESTS. In the event Employee is hereafter granted a Project Percentage in a Project Interest which is not covered by the standard vesting guidelines of Paragraph 1, 2 or 3 as evidenced by a negative response to the standard vesting guidelines inquiry on the applicable Project Interest exhibit to the Partnership Agreement,

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then, concurrently with the grant of such Project Percentage, the Executive
Committee and Employee shall agree on a vesting schedule for such Project Percentage.

          9. EVIDENCE OF ACQUISITION OF PROJECT PERCENTAGE. For purposes of this Agreement, the acquisition of a Project Percentage shall be evidenced only and conclusively by Employee's execution of the applicable Project Interest exhibit to the Partnership Agreement.

          10. NOTICES. All notices or other communications required or permitted hereunder shall be in writing, and shall be delivered or sent, as the case may be, by any of the following methods: (i) personal delivery, (ii) overnight commercial carrier, (iii) registered or certified mail, postage prepaid, return receipt requested, or (iv) telegraph, telex, telecopy or cable. Any such notice or other communication shall be deemed received and effective upon the earlier of (a) if personally delivered, the date of delivery to the address of the person to receive such notice; (b) if delivered by overnight commercial carrier, one day following the receipt of such communication by such carrier from the sender as shown on the sender's delivery invoice from such carrier; (c) if mailed, two (2) business days after the date of posting by the United States post office; (d) if given by telegraph or cable, when delivered to the telegraph company with charges prepaid; or (e) if given by telex or telecopy, when sent. Any notice or other communication sent by cable, telex or telecopy must be confirmed within forty-eight (48) hours by letter mailed or delivered in accordance with the foregoing. Any reference herein to the date of receipt, delivery, or giving, or effective date, as the case may be, of any notice or other communication shall refer to the date such communication becomes effective under the terms of this Paragraph 10. Any such notice or other communication so delivered shall be addressed to the party to be served at the address set forth below:


          To KREG:       KREG-OC, INC.
                         4343 Von Karman Avenue
                         Newport Beach, California 92660
                         Attention:  President
                         With a copy to:  Chief Financial Officer


          To Employee:   ____________________________
                         ____________________________
                         ____________________________
                         Attention:__________________

Notice of change of address shall be given by written notice in the manner detailed in this Paragraph 10. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to constitute receipt of the notice or communication sent.

          11. ENTIRE AGREEMENT. This Agreement supersedes any prior agreements, including, without limitation, any prior vesting agreements and amendments thereto entered into by the parties, negotiations and communications, oral or written, and contains the entire agreement between KREG and Employee as to the subject matter hereof. No subsequent agreement, representation or promise made by either party hereto, or by or to an employee,

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officer, agent or representative of either party shall be of any effect unless it is in writing and executed by the party to be bound thereby.

          12. LEGAL FEES. In the event of the bringing of any action or suit by a party hereto against another party hereunder by reason of any breach of any of the covenants or agreements or any inaccuracies in any of the representations and warranties on the part of the other party arising out of this Agreement, then in that event, the prevailing party in such action or dispute, whether by final judgment or out of court settlement, shall be entitled to have and recover of and from the other party all costs and expenses of suit, including actual attorneys' fees.

          13. TIME OF ESSENCE. Time is of the essence of each and every term, condition, obligation and provision hereof.

          14. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument. The signature of any party hereto to any counterpart hereof shall be deemed a signature to, and may be appended to, any other counterpart hereof.

          15. CAPTIONS. Any captions to, or headings of, the paragraphs or subparagraphs of this Agreement are solely for the convenience of the parties hereto, are not a part of this Agreement, and shall not be used for the interpretation or determination of the validity of this Agreement or any provision hereof.

          16. NO OBLIGATIONS TO THIRD PARTIES. Except as otherwise expressly provided herein, the execution and delivery of this Agreement shall not be deemed to confer any rights upon, nor obligate any of the parties thereto, to any person or entity other than the parties hereto.

          17. AMENDMENT TO THIS AGREEMENT. The terms of this Agreement may not be modified or amended except by an instrument in writing executed by each of the parties hereto.

          18. WAIVER. The waiver or failure to enforce any provision of this Agreement shall not operate as a waiver of any future breach of any such provision or any other provision hereof.

          19. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

          20. SEVERABILITY. If any part of this Agreement for any reason is declared invalid, such decision shall not affect the validity of any remaining portion, which remaining portion shall remain in force and effect as if the Agreement had been executed with the invalid portion thereof eliminated.

          21. POWER OF ATTORNEY. Employee hereby makes, constitutes and appoints KREG with power of substitution, Employee's true and lawful attorney-in-fact for Employee and in Employee's name, place and stead and for Employee's benefit, to execute any and all documents necessary to reflect a reduction in Employee's Project Percentage in a Project Interest pursuant to

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the terms of this Agreement.  The power of attorney granted hereby shall be deemed to be coupled with an interest and shall be irrevocable and shall survive Employee's death or disability.

          22. FEES AND OTHER EXPENSES. Except as otherwise provided herein, each of the parties shall pay its own fees and expenses in connection with this Agreement.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


          KREG:               KREG-OC, INC., a Delaware corporation

                              By:___________________________________
                                Raymond E. Wirta,
                                Chief Executive Officer

          Partnership:        KREG-OC, L.P., a California limited partnership

                              By:  KREG Operating Co., a Delaware
                                   corporation,
                                   General Partner

                              By:__________________________________
                                Raymond E. Wirta,
                                Chief Executive Officer

           Employee:           ____________________________________


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                                  SCHEDULE 10.2

     Pursuant to Instruction 2 of Item 601 of Regulation S-K, the following documents have not been filed as exhibits because they are substantially identical in all material respects to Exhibit 10.2 filed herewith:

     Five (5) other Agreements Respecting Vesting of Rights each dated as of October 1, 1993 between an executive officer of the Registrant and different subsidiaries and limited partnerships of the Registrant.